Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Abraxas Petroleum Corporation

San Antonio, Texas

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-206521, No. 333-221184, No. 333-231645 and 333-264973) of our report dated March 31, 2023, with respect to the consolidated financial statements of Abraxas Petroleum Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ ADKF, P.C.

San Antonio, Texas

April 17, 2023